Exhibit 99.2

RESIGNATION

TO:	AMERICAN MINING CORPORATION

AND TO:	Its Directors

I hereby formally RESIGN as a director and officer of American Mining Corporation, and without limitation hereby sever any and all official ties, duties, obligations or liabilities regarding American Mining Corporation. This resignation is effective as of the date hereof.

/s/ Andrew Grundman

Andrew Grundman